SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2004

EGL, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-27288	76-0094895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15350 Vickery Drive, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 618-3100

1

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

The following exhibit is furnished pursuant to Item 12:

99.1

Press Release, dated April 5, 2004, revising guidance for the period ended March 31, 2004.

Item 12.

Results of Operation and Financial Condition

The press release attached hereto as Exhibit 99.1 reports certain financial results for the first quarter of 2004.

All of the information furnished in Item 12 and the accompanying exhibit will not be incorporated by reference into any registration statement filed by EGL, Inc. (“EGL”) under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by EGL that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of EGL or any of its affiliates.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 2004

EGL, INC.

By:

/s/ Elijio V. Serrano

Elijio V. Serrano

Chief Financial Officer

3

EGL Eagle Global Logistics	World Headquarters 15350 Vickery Drive Houston, TX 77032 Elijio Serrano Chief Financial Officer 281-618-3665 Mike Slaughter Investor Relations 281-618-3428
NEWS RELEASE

FOR IMMEDIATE RELEASE

Monday, April 5, 2004

EGL, INC. Increases First Quarter Earnings

Guidance On Strong March Volumes

HOUSTON, April 5, 2004 – EGL, Inc. (NASDAQ: EAGL) announced today that it expects to report fully diluted earnings per share for the first quarter of 2004 in the range of $0.10 to $0.12, compared to earlier management guidance of $0.05 to $0.07.  Diluted earnings per share for the first quarter of 2003 were $0.06.

“During the first quarter of 2004, the continuing economic recovery resulted in strong international activity overcoming weak domestic priority volumes,” explained James R. Crane, Chairman and Chief Executive Officer.  “March shipments were stronger than expected, especially on the heels of the continued growth of our U.S. import and export activity.  In addition, increased volumes in Europe, Asia and the Middle East provided further evidence that our low cost business model is positioned to benefit from the economic recovery.  Based on our preliminary results as of the end of the first quarter, we expect our diluted earnings per share to surpass our previous guidance.”

Earnings Conference Call

EGL, Inc. plans to host a conference call for shareholders and the investing community on May 6, 2004 at 11 a.m. Eastern time (8 a.m. Pacific) to review results for the quarter ended March 31, 2004. The call can be accessed by dialing (719) 457-2680, access code 544965 and is expected to last approximately 60 minutes. Callers are requested to dial in at least 5 minutes before the start of the call. The call will also be available through live webcast on the company's website, www.eaglegl.com, on the Investor Relations page.  An audio replay will be available until Thursday, May 20, 2004 at (719) 457-0820, access code 544965.

___________________

Houston-based EGL, Inc. operates under the name EGL Eagle Global Logistics.  EGL is a leading global transportation, supply chain management and information services company dedicated to providing superior flexibility and fewer shipping restrictions on a price competitive basis. With 2003 revenues exceeding $2.1 billion, EGL’s services include air and ocean freight forwarding, customs brokerage, local pick up and delivery service, materials management, warehousing, trade facilitation and procurement, and integrated logistics and supply chain management services. The Company’s shares are traded on the NASDAQ National Market under the symbol “EAGL”.

___________________

CAUTIONARY STATEMENTS

The statements in this press release (and statements in the conference call referred to above) regarding projected profitability, adding to growth and initiatives in Asia, Europe and the Middle East, first quarter results and diluted earnings per share, our ability to outperform the economy and other statements which are not historical facts, are forward looking statements.  Such statements involve risks and uncertainties including, but not limited to, general economic conditions, risks associated with operating in international markets, the results of litigation, the timing and effects of any improvements in the regions and industry sectors in which the Company’s customers operate, construction of new facilities and other infrastructure improvements, ability to manage and continue growth, competition and other factors detailed in the Company's 2003 Form 10-K, proxy statement/prospectus and other filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.   The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.